As filed with the Securities and Exchange Commission on August 19, 1998
                                              Registration No._________
========================================================================

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                      ____________________________

                              FORM S-8 POS
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                      ____________________________

                                SBE, INC.
         (Exact name of registrant as specified in its charter)
                      ____________________________

           Delaware                             94-1517641
   ------------------------         ------------------------------------
   (State of Incorporation)        	(I.R.S. Employer Identification No.)

                        4550 Norris Canyon Road
                          San Ramon, CA 94583
                (Address of principal executive offices)



                         1996 Stock Option Plan
                        (Full title of the plan)



                            TIMOTHY J. REPP
                        Chief Financial Officer
                               SBE, Inc.
                        4550 Norris Canyon Road
                          San Ramon, CA 94583
                             (925) 355-2000
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                      ____________________________

                               Copies to:
                      Christopher A. Westover, Esq.
                           Cooley Godward LLP
                     One Maritime Plaza, 20th Floor
                        San Francisco, CA 94111
                             (415) 693-2000

                      ____________________________




                                                Exhibit Index at Page 8

                    CALCULATION OF REGISTRATION FEE

=========================================================================

TITLE OF                  PROPOSED          PROPOSED
SECURITIES   AMOUNT       MAXIMUM           MAXIMUM          AMOUNT OF
TO BE        TO BE        OFFERING          AGGREGATE        REGISTRATION
REGISTERED   REGISTERED   PRICE PER SHARE   OFFERING PRICE   FEE
----------   ----------   ---------------   --------------   ------------
See below*   N/A*         N/A*              N/A*             N/A*

*No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement Nos. 33-
45998 and 33-59167. Therefore, no further registration fee is required.

                                SBE, INC.
                   POST-EFFECTIVE AMENDMENT NO. 1 TO
                   REGISTRATION STATEMENT ON FORM S-8

      This Post-Effective Amendment No. 1 (this "Amendment") to that certain Registration Statement on Form S-8 (File No. 0-8419) the ("Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by SBE, Inc. , a Delaware corporation ("SBE Delaware" or the "Company"), which is the successor to SBE, Inc., a California corporation ("SBE California"), following a statutory merger effective on December 15, 1997 (the "Merger") for the purpose of changing SBE California's state of incorporation. Prior to the Merger, SBE Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, SBE Delaware succeeded by operation of law to all of the assets and liabilities of SBE California. The Merger was approved by the shareholders of SBE California at a meeting for which proxies were solicited pursuant to Section 14 (a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      Except as modified by this Amendment, SBE Delaware, by virtue of this Amendment, expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act.

      The Company's 1987 Supplemental Stock Option Plan was amended and restated by the Board on January 18, 1996, approved by the shareholders on April 16, 1996. Among other things, the Board changed the plan's name to the 1996 Stock Option Plan.


                                PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      The following documents filed by SBE, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

      (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

      (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 4:     Description of Securities.

            Not applicable

Item 5.     Interests of Named Experts and Counsel

            Not applicable

Item 6.     Indemnification of Directors and Officers

      The Company reincorporated in Delaware on December 15, 1997 and thus adopted new By-Laws and entered into new indemnification agreements with its officers and directors as more specifically described below.

      As permitted by Section 145 of the Delaware General Corporation Law, the By-Laws of the Company provide that (i) the Company is required to indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law,
(ii) the Company may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law, (iii) the Company is required to advance all expenses incurred by its directors and executive officers in connection with certain legal proceedings (subject to certain exceptions), (iv) the rights conferred in the By-Laws are not exclusive, (v) the Company is authorized to enter into indemnification agreements with its directors, officers, employees and agents and (vi) the Company may not retroactively amend the By-Laws provisions relating to indemnify.

      The Company has entered into agreements with its directors and executive officers that require the Company to indemnify such persons against expenses, judgements, fines, settlements and other amounts that such person becomes legally obligated to pay (including expenses of a derivative action ) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director of or officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Item 7.     Exemption from Registration Claimed

            Not applicable


Item 9.     Undertakings

            1.    The undersigned registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                EXHIBITS
Exhibit
Number
-------

5                 Opinion of Cooley Godward LLP

23.1              Consent of PricewaterhouseCoopers LLP

23.2              Consent of Cooley Godward LLP is contained in
                  Exhibit 5 to this Registration Statement

24.1 Power of Attorney is contained on the signature pages.

                               SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on August 19, 1998.



                                    SBE, INC.


                                    By: /s/ Timothy J. Repp
                                       ________________________________
                                              Timothy J. Repp

                                    Title: Chief Financial Officer,
                                           Vice President, Finance
                                           and Secretary


                           POWER OF ATTORNEY


      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William B. Heye and Timothy J. Repp, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                    Title                      Date

/s/ William B. Heye, Jr.     President and Chief        August 19, 1998
__________________________   Executive Officer
      William B. Heye, Jr.   (Principal Executive
                             Officer)


/s/ Timothy J. Repp          Vice President,            August 19, 1998
__________________________   Finance, Chief
      Timothy J. Repp        Financial Officer and
                             Secretary (Principal
                             Financial Officer and
                             Accounting Officer)

                                   6

/s/ Raimon L. Conlisk        Director                   August 19, 1998
__________________________
      Raimon L. Conlisk


/s/ George E. Grega          Director                   August 19, 1998
__________________________
      George E. Grega


/s/ Ronald J. Ritchie        Director                   August 19, 1998
__________________________
      Ronald J. Ritchie


/s/ Randall L-W. Caudill     Director                   August 19, 1998
__________________________
      Randall L-W. Caudill

                             EXHIBIT INDEX

Exhibit                                                 Sequential Page
Number                 Description                      Number

 5      Opinion of Cooley Godward LLP

23.1    Consent of PricewaterhouseCoopers LLP

23.2    Consent of Cooley Godward LLP is contained in
        Exhibit 5 to this Registration Statement

24.1 Power of Attorney is contained on the signature pages.

                                   8